Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 13, 2015, relating to the financial statements and financial highlights which appear in the June 30, 2015 Annual Reports to Shareholders of Perkins Large Cap Value Fund, Perkins Mid Cap Value Fund, Perkins Select Value Fund, Perkins Small Cap Value Fund, Perkins Value Plus Income Fund, Janus Global Allocation Fund – Conservative, Janus Global Allocation Fund – Growth, Janus Global Allocation Fund – Moderate, Janus Flexible Bond Fund, Janus Global Bond Fund, Janus Global Unconstrained Bond Fund, Janus High-Yield Fund, Janus Multi-Sector Income Fund, Janus Real Return Fund, Janus Short-Term Bond Fund, Janus Government Money Market Fund, Janus Money Market Fund, INTECH Emerging Markets Managed Volatility Fund, INTECH Global Income Managed Volatility Fund, INTECH International Managed Volatility Fund, INTECH U.S. Core Fund, INTECH U.S. Managed Volatility Fund, Janus Adaptive Global Allocation Fund, and Janus Diversified Alternatives Fund (twenty-four of the portfolios constituting Janus Investment Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Denver, Colorado
October 27, 2015